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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report dated October 22, 1997 on the financial statements included in or made part of this registration statement.

                                          ARTHUR ANDERSEN LLP

Denver, Colorado

 October 22, 1997